Exhibit 99.1

MRV Updates First Quarter 2009 Revenue

Provides Second Quarter 2009 Revenue Guidance

CHATSWORTH, CA — May 12, 2009 — MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), a leading provider of products and services for packet-optical transport (POTS), carrier Ethernet, fiber optic components, 40G and out-of-band networking products, today updated its revenue guidance for the first quarter of fiscal year 2009 ended March 31, 2009 and provided revenue guidance for its second quarter of 2009.

Based on preliminary information, revenue for the first quarter of fiscal 2009 exceeded the upper end of the previously stated guidance of $110 million for the first quarter of 2009, but represented a decline from revenue for the first quarter of 2008 of $125.6 million.  The Company currently expects that it will report a net loss in the first quarter of 2009.

 “We saw market softness across all of our segments driven by adverse macroeconomic conditions and the decline of the Euro,” commented Noam Lotan, President and Chief Executive Officer of MRV.  “We believe our products continue to perform well in relation to our respective markets but the increasingly competitive market is putting significant pressure on our product margins, especially in our optical components business.  So far this year, we have implemented measures to reduce losses such as initiating selective layoffs, reducing compensation by 10 percent for directors and certain executives and employees, consolidating our operations, and negotiating cost savings with our suppliers.”

MRV currently estimates that revenue for the second quarter of 2009 will be in the range of $105 million to $125 million, compared to $147.6 million for the second quarter of 2008, and expects to report a net loss.

Goodwill Charge

Based on preliminary information, the Company currently expects its Annual Report on Form 10K for the year ended December 31, 2008 to reflect a substantial impairment of goodwill charge in the fourth quarter of 2008.  The non-cash impairment expense is primarily due to the write-off of the goodwill recorded in connection with its acquisition of Fiberxon, Inc.

Progress toward Restatement

MRV’s accounting personnel are working with outside accounting and finance professionals to determine the adjustments necessary to restate the Company’s financial statements for the periods affected.  The Company is calculating the amount of noncash charges associated with previously granted stock options and the related tax effect.  The Company’s accounting personnel are also correcting various transactions that were originally recorded incorrectly, including transactions related to earn-outs, profit sharing arrangements and other matters, which management anticipates will impact principally amounts related to accumulated other comprehensive income, minority interest, minority interests’ share of income and accumulated deficit.  The Company’s calculations and accounting adjustments are currently being reviewed by its independent registered public accountants.

The Company is making progress and intends to continue to make every effort to complete an efficient and accurate process to restate its financial statements and return to full compliance with the Securities and Exchange Commission and The Nasdaq Global Market as soon as practical.

Other Information

As a result of the Company’s pending restatement, the Company is not able to present its detailed GAAP financial results for the quarter ended March 31, 2009 and will not host a conference call to discuss the Company’s first quarter’s results.  The Company will host a conference call once the restatement of its historical financials is completed.

Forward-Looking Statements

This press release contains statements regarding future financial and operating results of MRV, MRV’s expected revenues for the second quarter of 2009 ending June 30, 2009, and the results of its fiscal year ended December 31, 2008 and first quarter of 2009 ended March 31, 2009, and other statements about future expectations, beliefs, goals, plans or prospects.  The statements are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to managements’ assumptions.  However, the press release does not discuss the results of MRV’s anticipated pending restatement, and makes no representations as to how this restatement, along with its current lack of compliance with SEC and Nasdaq rules and related litigation previously disclosed, may affect its results and its future expectations, beliefs, goals, plans and prospects.

In addition, there are a number of risks associated with matters relating to the review by the special committee of independent directors of MRV’s historical stock option practices and the Company’s accounting for earn-outs and profit sharing in certain subsidiaries.  There will likely be negative tax or other implications for MRV resulting from the accounting adjustments.  There can be no assurance that we will maintain our Nasdaq listing.  We cannot predict the results of any lawsuit or potential regulatory inquiry or investigation related to the matters reviewed by the special committee.  In addition to the lawsuits that have been filed against the Company to date, we could also be subjected to other lawsuits.  Dealing with matters related to the subject matter of the special committee’s review and the allegations made in pending or other lawsuits may divert management’s attention from our operations, and expenses arising from the special committee’s review, the expected restatement, related litigation and other associated activities are expected to continue to be significant.  These events could adversely affect our business and the price of our common stock.

The statements in this press release regarding MRV’s future financial and operating results and expected revenues for the first quarter of 2009 ended March 31, 2009 and the second quarter ending June 30, 2009 and MRV’s ongoing efforts to complete the restatement of its historical financials and regain compliance with the SEC and Nasdaq as quickly as practical, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “believes,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “seeks,” “should,” “forecasts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts.  These forward-looking statements are not guarantees of future performance or that the events anticipated will occur or that expected conditions will remain the same or improve and these statements involve risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur.  Therefore, actual outcomes, performance and results may differ from what is expressed or forecasted in such forward-looking statements and such differences may vary materially from current expectations.

All information in this release is as of May 12, 2009.  MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading networking company with a full line of packet-optical transport (POTS), carrier Ethernet, 40G and out-of-band networking equipment, services and optical components for high-speed carrier and enterprise networks and specialized aerospace, defense and other communications networks.  MRV’s networking business provides equipment for commercial customers, governments and telecommunications service providers.  MRV markets and sells its products worldwide, with operations in Europe that provide network system design, integration and distribution. The Company’s optical components business which provides optical communications components for access and fiber-to-the-premises applications operates under the Source Photonics brand.  Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC.  For more information about MRV and its products, please call (818) 773-0900 or visit www.mrv.com and www.sourcephotonics.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Maria Riley
(818) 886-MRVC (6782)	maria@blueshirtgroup.com
ir@mrv.com	(415) 217-2631